SLM Student Loan Trust 1997-1
Quarterly Servicing Report
Report Date: 9/30/2004 Reporting Period: 7/01/04 - 9/30/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		6/30/2004	Activity	9/30/2004
A	i	Portfolio Balance	$421,586,278.01	($54,553,304.17)	$367,032,973.84
	ii	Interest to be Capitalized	1,710,755.63		1,431,924.96

	iii	Total Pool	$423,297,033.64		$368,464,898.80

B	i	Weighted Average Coupon (WAC)	4.246%		4.295%
	ii	Weighted Average Remaining Term	76.17		74.72
	iii	Number of Loans	221,061		202,331
	iv	Number of Borrowers	90,549		83,180

		Notes and Certificates		Spread	Balance 7/26/04	% of Pool	Balance10/25/04	% of Pool
C	i	A-1 Notes	78442GAK2	0.46%	$—	0.000%	$—	0.000%
	ii	A-2 Notes	78442GAL0	0.57%	351,497,033.64	83.038%	296,664,898.80	80.514%
	iii	Certificates	78442GAM8	0.85%	71,800,000.00	16.962%	71,800,000.00	19.486%

	iv	Total Notes and Certificates			$423,297,033.64	100.000%	$368,464,898.80	100.000%

		Reserve Account	7/26/2004	10/25/2004
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$1,058,242.58	$921,162.25
	iv	Reserve Account Floor Balance ($)	$2,004,092.00	$2,004,092.00
	v	Current Reserve Acct Balance ($)	$2,004,092.00	$2,004,092.00

II. 1997-1 Transactions from: 7/1/2004 through: 9/30/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$50,779,624.51
	ii	Principal Collections from Guarantor	5,134,557.87
	iii	Principal Reimbursements	11,366.69
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$55,925,549.07

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$77,100.28
	ii	Capitalized Interest	(1,449,345.18)

	iii	Total Non-Cash Principal Activity	$(1,372,244.90)

C	Total Student Loan Principal Activity		$54,553,304.17

D	Student Loan Interest Activity
	i	Regular Interest Collections	$2,277,651.73
	ii	Interest Claims Received from Guarantors	229,174.07
	iii	Collection Fees/Return Items	61,099.49
	iv	Late Fee Reimbursements	273,754.24
	v	Interest Reimbursements	7,934.84
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	8,124.04
	viii	Subsidy Payments	492,441.45

	ix	Total Interest Collections	$3,350,179.86

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$269.34
	ii	Capitalized Interest	1,449,345.18

	iii	Total Non-Cash Interest Adjustments	$1,449,614.52

F	Total Student Loan Interest Activity		$4,799,794.38

G	Non-Reimbursable Losses During Collection Period		$71,976.74

H	Cumulative Non-Reimbursable Losses to Date		$4,081,872.87

III. 1997-1 Collection Account Activity 7/1/2004 through 9/30/2004

A	Principal Collections
i	Principal Payments Received	$25,338,644.30
ii	Consolidation Principal Payments	30,575,538.08
iii	Reimbursements by Seller	777.19
iv	Borrower Benefits Reimbursements	20.10
v	Reimbursements by Servicer	1,894.94
vi	Re-purchased Principal	8,674.46

vii	Total Principal Collections	$55,925,549.07

B	Interest Collections
i	Interest Payments Received	$2,762,628.95
ii	Consolidation Interest Payments	244,762.34
iii	Reimbursements by Seller	95.51
iv	Borrower Benefits Reimbursements	19.07
v	Reimbursements by Servicer	6,628.33
vi	Re-purchased Interest	1,191.93
vii	Collection Fees/Return Items	61,099.49
viii	Late Fees	273,754.24

ix	Total Interest Collections	$3,350,179.86

C	Other Reimbursements	$200,576.12

D	Administrator Account Investment Income	$—

E	Return funds borrowed for previous distribution	$—

F	TOTAL FUNDS RECEIVED	$59,476,305.05
(LESS: SERVICING FEES PREVIOUSLY REMITTED)	$(769,378.11)
TOTAL FUNDS TRANSFERRED TO COLLECTION ACCOUNT	$58,706,926.94

G	Servicing Fee Calculation-Current Month
i	Unit Charge Calculation	$369,785.36
ii	Percentage of Principal Calculation	$363,034.91
iii	Lesser of Unit or Principal Calculation	$363,034.91

H	Servicing Fees Due for Current Period	$363,034.91

I	Carryover Servicing Fees Due	$11,037.52
Jul-04	Servicing Carryover	$11,037.52
Aug-04	Servicing Carryover	$—
Sep-04	Servicing Carryover	$—

$11,037.52

J	Administration Fees Due	$20,000.00

K	Total Fees Due for Period	$394,072.43

IV. 1997-1	Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	6/30/2004	9/30/2004	6/30/2004	9/30/2004	6/30/2004	9/30/2004	6/30/2004	9/30/2004	6/30/2004	9/30/2004
INTERIM:
In School
Current	4.325%	4.304%	855	754	0.387%	0.373%	$2,665,819.64	$2,321,756.63	0.632%	0.633%

Grace
Current	4.410%	4.350%	364	385	0.165%	0.190%	1,179,034.52	1,250,890.82	0.280%	0.341%

TOTAL INTERIM	4.351%	4.320%	1,219	1,139	0.551%	0.563%	$3,844,854.16	$3,572,647.45	0.912%	0.974%
REPAYMENT
Active
Current	4.274%	4.329%	150,502	138,387	68.082%	68.396%	$228,957,921.20	$199,009,021.07	54.309%	54.221%
31-60 Days Delinquent	4.280%	4.330%	8,345	7,500	3.775%	3.707%	19,170,883.26	16,099,960.07	4.547%	4.387%
61-90 Days Delinquent	4.274%	4.340%	5,181	4,450	2.344%	2.199%	13,380,378.95	10,997,310.60	3.174%	2.996%
91-120 Days Delinquent	4.252%	4.370%	3,205	3,042	1.450%	1.503%	8,916,244.02	8,017,839.19	2.115%	2.185%
> 120 Days Delinquent	4.272%	4.338%	8,748	9,098	3.957%	4.497%	26,035,551.37	26,584,413.11	6.176%	7.243%

Deferment
Current	4.069%	4.087%	22,939	21,768	10.377%	10.759%	59,434,321.12	54,421,626.65	14.098%	14.827%

Forbearance
Current	4.278%	4.324%	19,749	16,074	8.934%	7.944%	58,423,950.00	45,830,381.72	13.858%	12.487%

TOTAL REPAYMENT	4.245%	4.294%	218,669	200,319	98.918%	99.006%	$414,319,249.92	$360,960,552.41	98.276%	98.346%
Claims in Process (1)	4.365%	4.366%	1,164	866	0.527%	0.428%	$3,405,857.96	$2,480,182.67	0.808%	0.676%
Aged Claims Rejected (2)	4.660%	4.289%	9	7	0.004%	0.003%	$16,315.97	$19,591.31	0.004%	0.005%
GRAND TOTAL	4.246%	4.295%	221,061	202,331	100.000%	100.000%	$421,586,278.01	$367,032,973.84	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.

*Percentages may not total 100% due to rounding.

V. 1997-1 Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL - Subsidized	4.243%	145,907	$245,204,667.44	66.807%
- GSL - Unsubsidized	4.119%	42,960	92,551,272.61	25.216%
- PLUS Loans	5.266%	7,018	13,825,444.22	3.767%
- SLS Loans	5.283%	6,446	15,451,589.57	4.210%

- Total	4.295%	202,331	$367,032,973.84	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

-Four Year	4.312%	150,296	$281,037,072.91	76.570%
-Two Year	4.233%	32,736	53,043,008.65	14.452%
-Technical	4.244%	19,284	32,938,565.62	8.974%
-Other	4.976%	15	14,326.66	0.004%

- Total	4.295%	202,331	$367,032,973.84	100.000%

*Percentages may not total 100% due to rounding.

VI. 1997-1 Interest Calculation

A	Borrower Interest Accrued During Collection Period		$3,560,767.59
B	Interest Subsidy Payments Accrued During Collection Period		428,907.63
C	SAP Payments Accrued During Collection Period		400,757.11
D	INV Earnings Accrued for Collection Period (RESERVE & COLLECTION ACTS)		155,921.97
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)		0.00

F	Net Expected Interest Collections		$4,546,354.30

G	Student Loan Rate
	i	Days in Calculation Period	91
	ii	Days in Year	366
	iii	Net Expected Interest Collections	$4,546,354.30
	iv	Primary Servicing Fee	$1,132,413.02
	v	Administration Fee	$20,000.00
	vi	Total Pool Balance at Beginning of Collection Period	$423,297,033.64
	vii	Student Loan Rate	3.22477%

		Accrued
		Int Factor	Accrual Period
H	Class A-1 T-Bill Based Interest Rate			0.00000%
I	Class A-1 Interest Rate	0.000000000	(07/26/04 - 10/25/04)	0.00000%
J	Class A-2 T-Bill Based Interest Rate			2.18173%
K	Class A-2 Interest Rate	0.005424520	(07/26/04 - 10/25/04)	2.18173%
L	Certificate T-Bill Based Rate of Return			2.46173%
M	Certificate Rate of Return	0.006120695	(07/26/04 - 10/25/04)	2.46173%

VII. 1997-1 Weekly T-Bill Rate Resets

			Number of
Period			Days Weighted	91 Day T-bill	A-2 Reset	CERT Reset
7/26/2004	–	7/26/2004	1	1.352%	1.922%	2.202%

7/27/2004	–	8/2/2004	7	1.449%	2.019%	2.299%

8/3/2004	–	8/9/2004	7	1.490%	2.060%	2.340%

8/10/2004	–	8/16/2004	7	1.497%	2.067%	2.347%

8/17/2004	–	8/23/2004	7	1.498%	2.068%	2.348%

8/24/2004	–	8/30/2004	7	1.541%	2.111%	2.391%

8/31/2004	–	9/7/2004	8	1.607%	2.177%	2.457%

9/8/2004	–	9/13/2004	6	1.663%	2.233%	2.513%

9/14/2004	–	9/20/2004	7	1.671%	2.241%	2.521%

9/21/2004	–	9/27/2004	7	1.716%	2.286%	2.566%

9/28/2004	–	10/4/2004	7	1.741%	2.311%	2.591%

10/5/2004	–	10/12/2004	8	1.716%	2.286%	2.566%

10/13/2004	–	10/24/2004	12	1.711%	2.281%	2.561%

Total Days in Accrual Period			91

VIII. 1997-1 Inputs From Previous Quarterly Servicing Reports 6/30/2004

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance		$421,586,278.01
	ii	Interest To Be Capitalized		1,710,755.63

	iii	Total Pool		$423,297,033.64

B	Total Note and Certificate Factor			0.2065670
C	Total Note and Certificate Balance			$423,297,033.64

D	Note Balance 7/26/2004		Class A-1	Class A-2	Certificates

	i	Current Factor	0.0000000	0.4464021	1.0000000
	ii	Expected Note Balance	$0.00	$351,497,033.64	$71,800,000.00
E	Note Principal Shortfall		$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00

H	Reserve Account Balance			$2,004,092.00
I	Unpaid Primary Servicing Fees from Prior Month(s)			$0.00
J	Unpaid Administration fees from Prior Quarter(s)			$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)			$0.00
L	Interest Due on Unpaid Carryover Servicing Fees			$0.00

IX. 1997-1 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds (Sections III-F + VI-D)		$58,862,848.91	$58,862,848.91

B	Primary Servicing Fees-Current Month		$363,034.91	$58,499,814.00
C	Administration Fee		$20,000.00	$58,479,814.00

D	Noteholder’s Interest Distribution Amount
	i	Class A-1	$0.00	$58,479,814.00
	ii	Class A-2	$1,906,702.67	$56,573,111.33

	iii	Total Noteholder’s Interest Distribution	$1,906,702.67

E	Certificateholder’s Return Distribution Amount		$439,465.89	$56,133,645.44

F	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1	$0.00	$56,133,645.44
	ii	Class A-2	$54,832,134.84	$1,301,510.60

	iii	Total Noteholder’s Principal Distribution	$54,832,134.84

G	Certificateholder’s Balance Distribution Amount		$0.00	$1,301,510.60

H	Increase to the Specified Reserve Account Balance		$0.00	$1,301,510.60

I	Carryover Servicing Fees		$11,037.52	$1,290,473.08

J	Noteholder’s Interest Carryover
	i	Class A-1	$0.00	$1,290,473.08
	i	Class A-2	$0.00	$1,290,473.08

	iii	Total Noteholder’s Interest Carryover	$0.00

K	Certificateholder’s Return Carryover		$0.00	$1,290,473.08

L	Excess to Reserve Account		$1,290,473.08	$0.00

X. 1997-1 Distributions

A	Distribution Amounts				Class A-1	Class A-2	Certificates
	i	Quarterly Interest Due			$0.00	$1,906,702.67	$439,465.89
	ii	Quarterly Interest Paid			0.00	1,906,702.67	439,465.89

	iii	Interest Shortfall			$0.00	$0.00	$0.00

	iv	Interest Carryover Due			$0.00	$0.00	$0.00
	v	Interest Carryover Paid			0.00	0.00	0.00

	vi	Interest Carryover			$0.00	$0.00	$0.00

	vii	Quarterly Principal Due			$0.00	$54,832,134.84	$0.00
	viii	Quarterly Principal Paid			0.00	54,832,134.84	0.00

	ix	Quarterly Principal Shortfall			$0.00	$0.00	$0.00

	x	Total Distribution Amount			$0.00	$56,738,837.51	$439,465.89

B	Principal Distribution Reconciliation
	i	Notes and Certificates Principal Balance 9/30/04			$423,297,033.64
	ii	Adjusted Pool Balance 9/30/04			368,464,898.80

	iii	Adjusted Pool Exceeding Notes and Certifcate Balance (I-ii)			$54,832,134.84

	iv	Adjusted Pool Balance 6/30/04			$423,297,033.64
	v	Adjusted Pool Balance 9/30/04			368,464,898.80

	vi	Current Principal Due (iv-v)			$54,832,134.84
	vii	Principal Shortfall from Previous Collection Period			—

	viii	Principal Distribution Amount (vi + vii)			$54,832,134.84

	ix	Principal Distribution Amount Paid			$54,832,134.84

	x	Principal Shortfall (viii - ix)			$—

C		Total Principal Distribution			$54,832,134.84
D		Total Interest Distribution			2,346,168.56

E		Total Cash Distributions-Note and Certificates			$57,178,303.40

F	Note & Certificate Balances			7/26/2004	10/25/2004
	i	A-1 Note Balance	(78442GAK2)	$—	$—
		A-1 Note Pool Factor		0.0000000000	0.0000000000

	ii	A-2 Note Balance	(78442GAL0)	$351,497,033.64	$296,664,898.80
		A-2 Note Pool Factor		0.4464021255	0.3767651750

	iii	Certificate Balance	(78442GAM8)	$71,800,000.00	$71,800,000.00
		Certificate Pool Factor		1.0000000000	1.0000000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance			$2,004,092.00
	ii	Deposits to correct Shortfall			$—
	iii	Deposits from Excess Servicing			$1,290,473.08

	iv	Total Reserve Account Balance Available			$3,294,565.08
	v	Required Reserve Account Balance			$2,004,092.00

	vi	Shortfall Carried to Next Period			$—
	vii	Excess Reserve - Release to SLM Investment Corp			$1,290,473.08
	viii	Ending Reserve Account Balance			$2,004,092.00

XI. 1997-1 Historical Pool Information

						2003	2002
			7/01/04 - 9/30/04	4/1/04-6/30/04	01/01/04-03/31/04	01/01/03-12/31/03	1/1/02-12/31/02
Beginning Student Loan Portfolio Balance			$421,586,278.01	$452,757,908.83	$497,870,151.08	$723,138,330.38	$981,741,029.98

	Student Loan Principal Activity
	i	Regular Principal Collections	$50,779,624.51	$27,540,488.42	$41,887,926.80	$181,448,504.83	$149,511,290.49
	ii	Principal Collections from Guarantor	5,134,557.87	5,134,917.44	4,682,713.66	24,143,537.21	28,771,261.85
	iii	Principal Reimbursements	11,366.69	45,112.38	191,642.73	29,307,460.51	97,018,514.47
	iv	Other System Adjustments	—	—	—	—	—

	v	Total Principal Collections	$55,925,549.07	$32,720,518.24	$46,762,283.19	$234,899,502.55	$275,301,066.81
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$77,100.28	$81,985.25	$67,885.79	$1,271,955.03	$2,201,954.62
	ii	Capitalized Interest	(1,449,345.18)	(1,630,872.67)	(1,717,926.73)	(10,903,278.28)	(18,900,321.83)

	iii	Total Non-Cash Principal Activity	$(1,372,244.90)	$(1,548,887.42)	$(1,650,040.94)	$(9,631,323.25)	$(16,698,367.21)

(-)	Total Student Loan Principal Activity		$54,553,304.17	$31,171,630.82	$45,112,242.25	$225,268,179.30	$258,602,699.60

	Student Loan Interest Activity
	i	Regular Interest Collections	$2,277,651.73	$2,282,334.20	$2,647,957.47	$14,903,542.20	$27,684,855.52
	ii	Interest Claims Received from Guarantors	229,174.07	246,424.17	219,944.78	1,347,091.18	1,965,913.50
	iii	Collection Fees/Return Items	61,099.49	47,918.94	60,006.68	177,177.31	58,760.45
	iv	Late Fee Reimbursements	273,754.24	212,341.01	272,112.23	1,036,765.49	1,103,097.19
	v	Interest Reimbursements	7,934.84	20,496.07	8,717.84	242,772.35	766,802.09
	vi	Other System Adjustments	—	—	—	—	—
	vii	Special Allowance Payments	8,124.04	(219.81)	(275.99)	(1,325.77)	(3,830.00)
	viii	Subsidy Payments	492,441.45	531,211.02	554,224.56	3,152,295.39	5,945,955.21

	ix	Total Interest Collections	$3,350,179.86	$3,340,505.60	$3,762,687.57	$20,858,318.15	$37,521,553.96
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$269.34	$(8,487.74)	$(11,225.92)	$(865,599.04)	$(1,689,371.63)
	ii	Capitalized Interest	1,449,345.18	1,630,872.67	1,717,926.73	10,903,278.28	18,900,321.83

	iii	Total Non-Cash Interest Adjustments	$1,449,614.52	$1,622,384.93	$1,706,700.81	$10,037,679.24	$17,210,950.20

	Total Student Loan Interest Activity		$4,799,794.38	$4,962,890.53	$5,469,388.38	$30,895,997.39	$54,732,504.16
(=)	Ending Student Loan Portfolio Balance		$367,032,973.84	$421,586,278.01	$452,757,908.83	$497,870,151.08	$723,138,330.38
(+)	Interest to be Capitalized		$1,431,924.96	$1,710,755.63	$1,963,819.50	$2,091,238.98	$3,315,387.82

(=)	TOTAL POOL		$368,464,898.80	$423,297,033.64	$454,721,728.33	$499,961,390.06	$726,453,718.20

(+)	Reserve Account Balance		$—	$—	$—	$—	$—

(=)	Total Adjusted Pool		$368,464,898.80	$423,297,033.64	$454,721,728.33	$499,961,390.06	$726,453,718.20

XII. 1997-1 Historical Pool Information (continued)

			2001	2000	1999	1998	1997
			1/1/01-12/31/01	1/1/00-12/31/00	1/1/99-12/31/99	1/1/98-12/31/98	3/3/97-12/31/97
Beginning Student Loan Portfolio Balance			$1,197,187,563.34	$1,375,853,985.31	$1,582,726,283.47	$1,797,260,482.27	$1,978,517,233.95

	Student Loan Principal Activity
	i	Regular Principal Collections	$178,087,417.67	$163,893,118.43	$171,574,310.72	$165,289,915.58	$129,333,817.00
	ii	Principal Collections from Guarantor	30,220,723.32	22,447,316.53	32,223,291.35	76,561,222.72	34,410,136.12
	iii	Principal Reimbursements	32,450,207.09	25,629,995.81	37,181,412.81	3,191,594.89	51,379,204.30
	iv	Other System Adjustments	—	—	—	—	0.00

	v	Total Principal Collections	$240,758,348.08	$211,970,430.77	$240,979,014.88	$245,042,733.19	$215,123,157.42
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$2,325,032.53	$4,364,731.15	$4,940,054.69	$5,343,692.85	$4,270,807.94
	ii	Capitalized Interest	(27,636,847.25)	(37,668,739.95)	(39,046,771.41)	(35,852,227.24)	(38,137,213.68)

	iii	Total Non-Cash Principal Activity	$(25,311,814.72)	$(33,304,008.80)	$(34,106,716.72)	$(30,508,534.39)	$(33,866,405.74)

(-)	Total Student Loan Principal Activity		$215,446,533.36	$178,666,421.97	$206,872,298.16	$214,534,198.80	$181,256,751.68

	Student Loan Interest Activity
	i	Regular Interest Collections	$48,499,166.54	$60,635,690.47	$69,439,769.42	$78,824,426.10	$62,817,917.60
	ii	Interest Claims Received from Guarantors	2,371,297.45	1,555,824.90	2,028,957.90	4,891,191.80	2,139,081.27
	iii	Collection Fees/Return Items	—	—	—	—	—
	iv	Late Fee Reimbursements	1,382,969.58	1,450,509.44	1,450,324.16	460,956.22	8.50
	v	Interest Reimbursements	429,076.45	289,200.76	601,288.55	94,269.90	730,911.90
	vi	Other System Adjustments	—	(552.85)	—	—	—
	vii	Special Allowance Payments	2,499,577.13	11,876,819.08	3,924,756.10	1,339,624.97	1,130,628.74
	viii	Subsidy Payments	9,734,341.08	12,703,691.42	15,769,394.34	27,735,423.84	23,692,727.60

	ix	Total Interest Collections	$64,916,428.23	$88,511,183.22	$93,214,490.47	$113,345,892.83	$90,511,275.61
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(1,736,554.54)	$(3,976,300.34)	$(4,345,064.49)	$(3,958,083.74)	$(3,614,584.84)
	ii	Capitalized Interest	27,636,847.25	37,668,739.95	39,046,771.41	35,852,227.24	38,137,213.68

	iii	Total Non-Cash Interest Adjustments	$25,900,292.71	$33,692,439.61	$34,701,706.92	$31,894,143.50	$34,522,628.84

	Total Student Loan Interest Activity		$90,816,720.94	$122,203,622.83	$127,916,197.39	$145,240,036.33	$125,033,904.45
(=)	Ending Student Loan Portfolio Balance		$981,741,029.98	$1,197,187,563.34	$1,375,853,985.31	$1,582,726,283.47	$1,797,260,482.27
(+)	Interest to be Capitalized		$5,036,535.59	$6,641,400.66	$11,619,381.53	$17,531,654.15	$18,359,448.41

(=)	TOTAL POOL		$986,777,565.57	$1,203,828,964.00	$1,387,473,366.84	$1,600,257,937.62	$1,815,619,930.68

(+)	Reserve Account Balance		$2,466,943.91	$3,009,572.41	$3,468,683.42	$4,000,644.84	$4,707,408.93

(=)	Total Adjusted Pool		$989,244,509.48	$1,206,838,536.41	$1,390,942,050.26	$1,604,258,582.46	$1,820,327,339.61

XIII. 1997-1 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Apr-97	$2,004,091,862	—
Jul-97	$1,938,332,169	6.60%
Oct-97	$1,882,963,571	6.39%
Jan-98	$1,815,619,931	7.05%
Apr-98	$1,756,378,212	6.92%
Jul-98	$1,701,480,444	6.66%
Oct-98	$1,651,809,843	6.27%
Jan-99	$1,600,257,938	6.02%
Apr-99	$1,542,439,046	5.94%
Jul-99	$1,476,019,238	6.13%
Oct-99	$1,429,965,154	5.77%
Jan-00	$1,387,473,367	5.38%
Apr-00	$1,341,698,041	5.09%
Jul-00	$1,296,454,310	4.82%
Oct-00	$1,247,321,149	4.66%
Jan-01	$1,203,828,964	4.39%
Apr-01	$1,159,969,676	4.13%
Jul-01	$1,109,530,839	4.02%
Oct-01	$1,052,754,642	4.04%
Jan-02	$986,777,566	4.24%
Apr-02	$922,367,620	4.42%
Jul-02	$868,744,590	4.39%
Oct-02	$794,489,755	4.82%
Jan-03	$726,453,718	5.14%
Apr-03	$664,185,794	5.41%
Jul-03	$623,519,266	5.20%
Oct-03	$545,606,839	5.94%
Jan-04	$499,961,390	5.91%
Apr-04	$454,721,728	5.89%
Jul-04	$423,297,034	5.52%
Oct-04	$368,464,899	5.92%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.